        Exhibit 10.49
Execution Version

Amended and Restated
Guaranty and Suretyship Agreement
THIS AMENDED AND RESTATED GUARANTY AND SURETYSHIP AGREEMENT (this “Guaranty”) is made and entered into as of this 10th day of October, 2025, by EVERCORE INC. (the “Company”), EVERCORE LP (“Evercore LP”) and EVERCORE GROUP HOLDINGS L.P. (“Evercore Holdings”; together with Evercore LP, the “Existing Guarantors”; the Existing Guarantors, together with the Company, each a “Guarantor” and collectively, the “Guarantors”), with an address at 55 East 52nd Street, New York, NY 10055, in consideration of the extension of credit by PNC BANK, NATIONAL ASSOCIATION (the “Bank”), with an address at One PNC Plaza, 249 Fifth Avenue, Pittsburgh, PA 15222, to EVERCORE GROUP L.L.C. (the “Borrower”), and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.
1.Guaranteed Obligations.
(a)Each Guarantor hereby unconditionally guarantees, as a primary obligor, and becomes surety for (i) the prompt payment and performance of the Obligations and (ii) the prompt payment of all costs and expenses of the Bank (including reasonable attorneys’ fees and expenses) incurred in the documentation, negotiation, modification, enforcement, collection and otherwise in connection with the Obligations (collectively, the “Guaranteed Obligations”). As used herein, “Obligations” means all loans, advances, debts, liabilities, obligations, covenants and duties owing by the Borrower to the Bank or to any other direct or indirect subsidiary of The PNC Financial Services Group, Inc., of any kind or nature, present or future (including any interest accruing thereon after maturity, or after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), whether direct or indirect (including those acquired by assignment or participation), absolute or contingent, joint or several, due or to become due, now existing or hereafter arising, whether or not (i) evidenced by any note, guaranty or other instrument, (ii) arising under any agreement, instrument or document, including all obligations under the FINRA Loan Documents (as defined below) whether subordinated or not, (iii) for the payment of money, (iv) arising by reason of an extension of credit, opening of a letter of credit, loan, equipment lease or guarantee, (v) under any interest or currency swap, future, option or other interest rate protection or similar agreement, (vi) under or by reason of any foreign currency transaction, forward, option or other similar transaction providing for the purchase of one currency in exchange for the sale of another currency, or in any other manner, (vii) arising out of overdrafts on deposit or other accounts or out of electronic funds transfers (whether by wire transfer or through automated clearing houses or otherwise) or out of the return unpaid of, or other failure of the Bank to receive final payment for, any check, item, instrument, payment order or other deposit or credit to a deposit or other account, or out of the Bank’s non-receipt of or inability to collect funds or otherwise not being made whole in connection with depository or other similar arrangements, or (viii) arising from any amendments, extensions, renewals and increases of or to any of the foregoing. The Guaranteed Obligations are not subordinated to any obligations of the Borrower or any Guarantor, whether or not the Obligations of the Borrower being guarantied hereunder are subordinated to other creditors of the Borrower. Accordingly, and for the avoidance of doubt, the guaranty by the Guarantors hereunder of the Obligations of the Borrower under the FINRA Loan Documents shall not be subordinate to the obligations of any creditors of the Borrower or any Guarantor and shall be payable hereunder by the Guarantors without regard to whether such Obligations of the Borrower are subordinated to the claims of other creditors of the Borrower.
(b)Notwithstanding anything to the contrary contained herein, the definition of “Obligations” shall specifically exclude any and all Excluded Swap Obligations. The foregoing limitation of the definition of Obligations shall only be deemed applicable to the obligations of a Guarantor under the particular Swap (or Swaps), or, if arising under a master agreement governing more than one Swap, the portion thereof, that constitute Excluded Swap Obligations. As used herein, (i) “Excluded Swap Obligations” means, with respect to each Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a Swap if, and to the extent that, all or any portion of this Guaranty that relates to the obligations under such Swap is or becomes illegal as to such Guarantor under the Commodity Exchange Act (7 U.S.C.§1 et seq.), as amended from time to time, and any successor statute (the “CEA”), or any rule, regulation, or order of the Commodity Futures Trading Commission (the “CFTC”), by virtue of such Guarantor’s failure for any reason to qualify as an “eligible contract participant” (as defined in the CEA and regulations promulgated thereunder) on the Eligibility Date for such Swap; (ii) “Eligibility Date” means the date on which this Guaranty becomes effective with respect to the particular Swap (for the avoidance of doubt, the Eligibility Date shall be the date of the execution of the particular Swap if this Guaranty is then in effect, and otherwise it shall be the date of execution and delivery of this Guaranty); and (iii) “Swap” means any “swap” as defined in Section 1a(47) of the CEA and regulations thereunder between the Borrower and the Bank, other than (A) a swap entered into on, or subject to the rules of, a board of trade designated as a contract market under Section 5 of the CEA, or (B) a commodity option entered into pursuant to CFTC Regulation 32.3(a).
(c)If the Borrower defaults under any Obligations, the Guarantors will pay the Guaranteed Obligations due to the Bank. In addition, if an Event of Default (as defined below) shall occur and be continuing and (subject to the last sentence of this Section) upon demand by the Bank, the Guarantors shall pay all then outstanding Guaranteed Obligations whether or not at such time the Borrower is prohibited from paying such amounts under the FINRA Loan Documents (as defined below). For the avoidance of doubt, if an Event of Default shall occur and be continuing and the Bank shall have (subject to the last sentence of the Section) made demand upon the Guarantors, the Guarantors shall pay all Obligations outstanding at such time (including accrued and unpaid interest) under the Revolving Note and Cash Subordination Agreement, dated October 29, 2021, between the Borrower and the Bank (as amended, supplemented or otherwise modified from time to time, the “FINRA Loan Agreement”) and the FINRA Note (as defined below) regardless of whether such amounts are then due under the FINRA Loan Agreement and/or the FINRA Note and regardless of whether the Borrower is then prohibited from paying such amounts under the FINRA Loan Agreement and/or the FINRA Note at such time. Without limiting the foregoing, if the Borrower does not pay to Bank on the Scheduled Maturity Date (as defined in the FINRA Loan Agreement) all Obligations under the FINRA Loan Agreement and the FINRA Note that are outstanding on such date (regardless of whether the Borrower is prohibited from paying such amounts at such time under any of the FINRA Loan Documents), then the Guarantors shall pay to the Bank on the Scheduled Maturity Date (as defined in the FINRA Loan Agreement) all Guaranteed Obligations under the FINRA Loan Agreement and the FINRA Note that are outstanding on such date. Notwithstanding the foregoing, no demand by the Bank to the Borrower or any Guarantor shall be required in the event of any insolvency, bankruptcy, liquidation or other similar proceeding in which the Borrower or any Guarantor is a debtor or otherwise the subject of such insolvency, bankruptcy, liquidation or similar proceeding.
2.Nature of Guaranty; Waivers. This is a guaranty of payment and performance, and not merely of collection and the Bank shall not be required or obligated, as a condition of the Guarantors’ liability, to make any demand upon or to pursue any of its rights against the Borrower, or to pursue any rights which may be available to it with respect to any other person who may be liable for the payment of the Obligations.
This is an absolute, unconditional, irrevocable and continuing guaranty and will remain in full force and effect until all of the Obligations (other than contingent indemnification obligations for which no claim has been made) have been indefeasibly paid in full, and the Bank has terminated this Guaranty. This Guaranty will remain in full force and effect even if there is no principal balance outstanding under the Obligations at a particular time or from time to time. This Guaranty will not be affected by any surrender, exchange, acceptance, compromise or release by the Bank of any other party, or any other guaranty or any security held by it for any of the Obligations, by any failure of the Bank to take any steps to perfect or maintain its lien or security interest in or to preserve its rights to any security or other collateral for any of the Obligations or any guaranty, or by any irregularity, unenforceability or invalidity of any of the Obligations or any part thereof or any security or other guaranty thereof or whether the Obligations are senior, pari passu or subordinated obligations of the Borrower. The Guarantors’ obligations hereunder shall not be affected, modified or impaired by any counterclaim, set-off, recoupment, deduction or defense based upon any claim any Guarantor may have (directly or indirectly) against the Borrower or the Bank, except payment or performance of the Obligations.
Notice of acceptance of this Guaranty, notice of extensions of credit to the Borrower from time to time, notice of default, diligence, presentment, notice of dishonor, protest, demand for payment, and any defense based upon the Bank’s failure to comply with the notice requirements under Sections 9-611 and 9-612 of the Uniform Commercial Code as in effect from time to time are hereby waived. The Guarantors waive all defenses based on suretyship or impairment of collateral.
The Bank at any time and from time to time, without notice to or the consent of the Guarantors, and without impairing or releasing, discharging or modifying the Guarantors’ liabilities hereunder, may (a) change the manner, place, time or terms of payment or performance of or interest rates on, or other terms relating to, any of the Obligations; (b) renew, substitute, modify, amend or alter, or grant consents or waivers relating to any of the Obligations, any other guaranties, or any security for any Obligations or guaranties; (c) apply any and all payments by whomever paid or however realized including any proceeds of any collateral, to any Obligations of the Borrower in such order, manner and amount as the Bank may determine in its sole discretion; (d) settle, compromise or deal with any other person, including the Borrower or any Guarantor, with respect to any Obligations in such manner as the Bank deems appropriate in its sole discretion; (e) substitute, exchange or release any security or guaranty; or (f) take such actions and exercise such remedies hereunder as provided herein.
3.Additional Guarantors. The Company will cause each of its subsidiaries that guarantees or otherwise becomes liable at any time for or in respect of any indebtedness under any Material Credit Facility or under any Note Purchase Agreement (each as defined below), to concurrently therewith:
(a)     enter into and deliver to the Bank a joinder to this Guaranty (together with this Guaranty, the “Guaranty Documents”) so that such subsidiary becomes a Guarantor hereunder; and
(b)    deliver the following to the Bank:
(i)    a certificate signed by an authorized responsible officer of such subsidiary containing representations and warranties on behalf of such subsidiary to the same effect, mutatis mutandis, as those contained in Section 19 below and Sections 7.1 and 7.2 of the FINRA Loan Agreement (but with respect to such subsidiary and this Guaranty in respect of such subsidiary rather than the Borrower or another existing Loan Party);
(ii)    all documents as may be reasonably requested by the Bank to evidence the due organization, continuing existence and good standing of such subsidiary and the due authorization by all requisite action on the part of such subsidiary of the execution and delivery of such Guaranty Documents and the performance by such subsidiary of its obligations thereunder;
(iii)    an opinion of counsel reasonably satisfactory to the Bank covering such matters relating to such subsidiary and such Guaranty Documents as the Bank may reasonably request;
(iv)    if such subsidiary is organized under the laws of a jurisdiction outside the United States, evidence of the acceptance by a process agent that is reasonably satisfactory to the Bank of the appointment and designation provided for by such Guaranty Documents to one year after the Scheduled Maturity Date (and the payment in full of all fees in respect thereof).
            (c)    For purposes of this Section 3:

(i)    “Material Credit Facility” shall mean, as to the Company and its subsidiaries:
(A)    any of the Note Purchase Agreements, including any renewals, extensions, amendments, supplements, restatements, or refinancing thereof;
(B)    the Loan Agreement (as defined below); and
(C)    any agreement(s) creating or evidencing indebtedness for borrowed money, or in respect of which the Company or any subsidiary is an obligor or otherwise provides a guarantee or other credit support, in a principal amount outstanding or available for borrowing greater than $75,000,000 (or the equivalent of such amount in the relevant currency of payment, determined as of the date of the closing of such facility based on the exchange rate of such other currency).
(ii)    “Note Purchase Agreement” shall mean the collective reference to (A) that certain Note Purchase Agreement, dated as of March 30, 2016, among the Company and the purchasers party thereto pursuant to which the Company issued its (x) $38,000,000 4.88% Series A Senior Notes, (y) $67,000,000 5.23% Series B Senior Notes, $48,000,000 5.48% Series C Senior Notes, and (z) $17,000,000 5.58% Series D Senior Notes, (B) that certain Note Purchase Agreement, dated as of August 1, 2019, among the Company and the purchasers party thereto pursuant to which the Company issued its (x) $75,000,000 4.34% Series E Senior Notes, (y) $60,000,000 4.44% Series F Senior Notes, $40,000,000 4.54% Series G Senior Notes, and (z) £25,000,000 3.33% Series H Senior Notes, (C) that certain Note Purchase Agreement, dated as of March 29, 2021, among the Company and the purchasers party thereto pursuant to which the Company issued its  $38,000,000 1.97% Series I Senior Notes, (D) that certain Note Purchase Agreement, dated as of June 28, 2022, among the Company and the purchasers party thereto pursuant to which the Company issued its $67,000,000 4.61% Series J Senior Notes, and (E) that certain Note Purchase Agreement, dated as of July 10, 2025, among the Company and the purchasers party thereto pursuant to which the Company issued its (x) $125,000,000 5.17% Series K Senior Notes, and (y) $125,000,000 5.47% Series L Senior Notes, in each case as in effect on the date hereof, and as may be amended, supplemented or otherwise modified thereafter with the written consent of the Bank in its discretion.
4.Repayments or Recovery from the Bank. If any demand is made at any time upon the Bank for the repayment or recovery of any amount received by it in payment or on account of any of the Obligations and if the Bank repays all or any part of such amount by reason of any judgment, decree or order of any court or administrative body, by reason of any settlement or compromise of any such demand or by reason of any contractual obligation under the FINRA Loan Documents to repay such amounts, the Guarantors will be and remain liable hereunder for the amount so repaid or recovered to the same extent as if such amount had never been received originally by the Bank. The provisions of this section will be and remain effective notwithstanding any contrary action which may have been taken by the Guarantors in reliance upon such payment, and any such contrary action so taken will be without prejudice to the Bank’s rights hereunder and will be deemed to have been conditioned upon such payment having become final and irrevocable.
5.Incorporation by Reference. The financial covenants, negative covenants, reporting covenants and Events of Default applicable to Evercore Partners Services East LLC (“Evercore East”) or any Guarantor contained in the Loan Agreement (as defined below) are hereby incorporated by reference in, and made part of, this Guaranty to the same extent as if such covenants and Events of Default were set forth in full herein. Each Guarantor hereby agrees that, during the period commencing with the date hereof through and including such date on which all of the Obligations (other than contingent indemnification obligations for which no claim has been made) have been indefeasibly paid in full, and the Bank has terminated this Guaranty, such Guarantor will comply, and will cause Evercore East to comply with, each and every such covenant applicable to such Guarantor or Evercore East, as such covenants and Events of Default may be amended from time to time after the date of this Guaranty with the consent of the Bank. In the event that the Loan Agreement shall terminate or become no longer binding on a Guarantor prior to the termination of this Guaranty, such covenants and Events of Default will remain in force and effect for purposes of this Guaranty as though set forth in full herein until the date on which all of the Obligations (other than contingent indemnification obligations for which no claim has been made) have been indefeasibly paid in full, and the Bank has terminated this Guaranty. For the sake of clarity, the phrase “other than contingent indemnification obligations for which no claim has been made” does not include any contractual obligation under the FINRA Loan Documents for the Bank to potentially repay any payments paid to the Bank under the circumstances described therein and under no circumstances shall this Guaranty terminate prior to the expiration of all time periods contemplated by such contractual provisions for the return of any payments made to the Bank by the Borrower.
6.Enforceability of Obligations. No modification, limitation or discharge of the Obligations arising out of or by virtue of any bankruptcy, liquidation, reorganization or similar proceeding for relief of debtors under federal or state law will affect, modify, limit or discharge the Guarantors’ liability in any manner whatsoever and this Guaranty will remain and continue in full force and effect and will be enforceable against the Guarantors to the same extent and with the same force and effect as if any such proceeding had not been instituted. Each Guarantor waives all rights and benefits which might accrue to it by reason of any such proceeding and will be liable to the full extent hereunder, irrespective of any modification, limitation or discharge of the liability of the Borrower that may result from any such proceeding.
7.Events of Default/Other Payment Obligations. The occurrence of any of the following shall be an “Event of Default”: (i) any Event of Acceleration or Event of Default (as each is defined in the FINRA Loan Agreement); (ii) any Event of Default (as defined in any of the Loan Documents), including, without limitation, any “Event of Default” as defined in (x)  the Loan Agreement and/or (y) the Note; (iii) the Borrower’s, Evercore East’s or any Guarantor’s failure to observe or perform any covenant or other agreement, under or contained in the FINRA Loan Agreement, the FINRA Note, the Loan Agreement, the Note, this Guaranty or any other document now or in the future evidencing or securing any monetary debt or obligation of the Borrower, Evercore East or any Guarantor to the Bank in an aggregate principal amount in excess of $500,000 (other than those set forth in clause (i) above) and such failure shall continue unremedied for a period of thirty (30) days after the earlier of (a) written notice to the Guarantors from the Bank and (b) a Responsible Officer of the Borrower, Evercore East or any Guarantor becoming aware of such failure, provided, however, that the thirty (30) day cure period contained in this clause (ii) shall not be deemed to apply if the Borrower, Evercore East or such Guarantor commits more than two (2) such breaches within any twelve (12) calendar month period; (iv) any warranty, representation or statement made by a Guarantor herein or furnished to the Bank by or on behalf of Evercore East or a Guarantor pursuant to any Loan Document or any other documents now or in the future evidencing or securing any monetary debt or obligation of the Borrower, Evercore East or any Guarantor to the Bank in an aggregate principal amount in excess of $500,000 is false, erroneous or misleading in any material respect (or, in the case of any such representation or warranty qualified as to materiality, in any respect) on and as of the date made or furnished; or (v) the termination or attempted termination of this Guaranty by any Guarantor (other than in accordance with the terms hereof). Upon the occurrence of any Event of Default and demand by the Bank (provided that no demand by the Bank shall be required in the event of any insolvency, bankruptcy, liquidation or other similar proceeding in which the Borrower or any Guarantor is a debtor or otherwise the subject of such insolvency, bankruptcy, liquidation or similar proceeding), (a) the Guarantors shall immediately pay to the Bank the amount of the Guaranteed Obligations then outstanding whether or not the Obligations are then due and payable by the Borrower or the Borrower is prohibited from paying such amounts pursuant to the FINRA Loan Documents and applicable law and regardless of whether the Obligations are incurred on, prior or subsequent to such date; or (b) on demand of the Bank, the Guarantors shall immediately deposit with the Bank, in U.S. dollars, all amounts due or to become due under the Guaranteed Obligations, and the Bank may at any time use such funds to repay the Obligations; or (c) the Bank in its discretion may exercise with respect to any collateral any one or more of the rights and remedies provided a secured party under the applicable version of the Uniform Commercial Code; or (d) the Bank in its discretion may exercise from time to time any other rights and remedies available to it at law, in equity or otherwise. For the sake of clarity and without limiting the above, if after the occurrence of an Event of Default the Bank shall make any additional Advances (as defined in the FINRA Loan Agreement) to the Borrower pursuant to the FINRA Loan Documents, the Guarantors shall jointly and severally pay to the Bank on demand an amount equal to the aggregate amount of such Advances. Notwithstanding anything to the contrary contained herein or in any FINRA Loan Document, if an Event of Acceleration or an Event of Default (as each is defined in the FINRA Loan Agreement) has occurred and either (i) no amounts are then outstanding under the FINRA Loan Agreement at such time or (ii) the Borrower or any Guarantor repays all outstanding amounts under the FINRA Loan Agreement within five (5) business days following the Company’s receipt of notice from the Bank of such Event of Acceleration or Event of Default (as each is defined in the FINRA Loan Agreement), then no Event of Acceleration or Event of Default (as each is defined in the FINRA Loan Agreement) shall be deemed to have occurred hereunder or under any of the other FINRA Loan Documents; provided that, (x) no notice to the Company by the Bank shall be required in the event of any insolvency, bankruptcy, liquidation or other similar proceeding in which the Borrower or any Guarantor is a debtor or otherwise the subject of such insolvency, bankruptcy, liquidation or similar proceeding, and (y) the Bank shall not be required to advance any additional Advances or other credit to the Borrower under the FINRA Loan Agreement so long as any Event of Default or Event of Acceleration (as each such term is defined in the FINRA Loan Agreement) shall exist without giving effect to clauses (i) and (ii) of this sentence. As used herein, (i) “FINRA Note” shall mean that certain Revolving Note, dated as of October 29, 2021, between the Borrower and the Bank, in the original principal amount of $75,000,000, as amended, supplemented, restated or otherwise modified from time to time, (ii) “FINRA Loan Documents” shall have the meaning assigned to such term in the FINRA Loan Agreement, (iii) “Loan Agreement” shall mean the Loan Agreement, dated as of October 28, 2024, between Evercore East and the Bank, as amended, supplemented, restated or otherwise modified from time to time, (iv) “Note” shall mean the Amended and Restated Line of Credit Note, dated as of July 10, 2025, in the original principal amount of $225,000,000, as amended, supplemented, restated, or otherwise modified from time to time, and (v) “Loan Documents” and “Responsible Officer” shall have the meanings assigned to such terms in the Loan Agreement.
8.Right of Setoff. In addition to all liens upon and rights of setoff against the Guarantors’ money, securities or other property given to the Bank by law, the Bank shall have, with respect to the Guarantors’ obligations to the Bank under this Guaranty and to the extent permitted by law, a contractual possessory security interest in and a contractual right of setoff against, and each Guarantor hereby grants to the Bank a security interest in, and hereby assigns, conveys, delivers, pledges and transfers to the Bank all of such Guarantor’s right, title and interest in and to, all of such Guarantor’s deposits, moneys, securities and other property now or hereafter in the possession of or on deposit with, or in transit to, the Bank or any other direct or indirect subsidiary of The PNC Financial Services Group, Inc., whether held in a general or special account or deposit, whether held jointly with someone else, or whether held for safekeeping or otherwise, excluding, however, all IRA, Keogh, and trust accounts. Every such security interest and right of setoff may be exercised without demand upon or notice to the Guarantors. Every such right of setoff shall be deemed to have been exercised immediately upon the occurrence of an Event of Default hereunder without any action of the Bank, although the Bank may enter such setoff on its books and records at a later time.
9.Increased Costs; Yield Protection. On written demand, together with written evidence of the justification therefor, the Guarantors agree to pay the Lender all direct costs incurred, any losses suffered or payments made by the Lender as a result of any Change in Law (hereinafter defined), imposing any reserve, deposit, allocation of capital or similar requirement (including without limitation, Regulation D of the Board of Governors of the Federal Reserve System) on the Lender, its holding company or any of their respective assets relative to the Credit Line. “Change in Law” means the occurrence, after the date hereof, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty; (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any governmental authority; or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any governmental authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.
10.Costs. (a) The Guarantors agree to pay the Bank, upon the execution of this Guaranty and the FINRA Loan Agreement, and otherwise on demand, (i) all reasonable and documented out-of-pocket costs and expenses incurred by the Bank in connection with the preparation, negotiation and delivery of this Guaranty and the other FINRA Loan Documents, and any modifications or amendments thereto or renewals thereof, and (ii) all out-of-pocket costs and expenses incurred by the Bank in connection with the collection of all of the Obligations, including but not limited to enforcement actions, relating to the Obligations and the Guaranteed Obligations, whether through judicial proceedings or otherwise, or in defending or prosecuting any actions or proceedings arising out of or relating to this Guaranty, including, in each case (A) reasonable fees and expenses of outside counsel; (B) all costs related to conducting UCC, title and other public record searches; and (C) expenses for auditors and appraisers.
(b)Without limiting the above, to the extent that the Bank incurs any costs or expenses in protecting or enforcing its rights under the Obligations or this Guaranty, including reasonable attorneys’ fees and the costs and expenses of litigation, such costs and expenses will be due on demand, will be included in the Guaranteed Obligations and will bear interest from the incurring or payment thereof at the Default Rate (as defined in any of the Obligations).
11.Postponement of Subrogation. Until the Obligations are paid in full (other than contingent indemnification obligations for which no claim has been made), there is no obligation under the FINRA Loan Documents for the Bank to make any additional Advances and there is no further potential obligation for the Bank to be obligated to repay or return any payments previously made by the Borrower pursuant to the terms of the FINRA Loan Documents, each Guarantor postpones and subordinates in favor of the Bank or its designee (and any assignee or potential assignee) any and all rights which such Guarantor may have to (a) assert any claim whatsoever against the Borrower based on subrogation, exoneration, reimbursement, or indemnity or any right of recourse to security for the Obligations with respect to payments made hereunder, and (b) any realization on any property of the Borrower, including participation in any marshalling of the Borrower’s assets.
12.Notices. All notices, demands, requests, consents, approvals and other communications required or permitted hereunder (“Notices”) must be in writing (except as otherwise provided in this Guaranty) and will be effective upon receipt. Notices may be given in any manner to which the Bank and the Guarantors may separately agree, including electronic mail. Without limiting the foregoing, first-class mail, postage prepaid, facsimile transmission and commercial courier service are hereby agreed to as acceptable methods for giving Notices. Regardless of the manner in which provided, Notices may be sent to addresses for the Bank and the Guarantors as set forth above or to such other address as either may give to the other for such purpose in accordance with this section.
13.Preservation of Rights. No delay or omission on the Bank’s part to exercise any right or power arising hereunder will impair any such right or power or be considered a waiver of any such right or power, nor will the Bank’s action or inaction impair any such right or power. The Bank’s rights and remedies hereunder are cumulative and not exclusive of any other rights or remedies which the Bank may have under other agreements, at law or in equity. The Bank may proceed in any order against the Borrower, any Guarantor or any other obligor of, or any collateral securing, the Obligations.

14.Illegality. If any provision contained in this Guaranty should be invalid, illegal or unenforceable in any respect, it shall not affect or impair the validity, legality and enforceability of the remaining provisions of this Guaranty.
15.Changes in Writing. No modification, amendment or waiver of, or consent to any departure by the Guarantors from, any provision of this Guaranty will be effective unless made in a writing signed by the Bank and the Guarantors, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Notwithstanding the foregoing, the Bank may modify this Guaranty for the purposes of completing missing content or correcting erroneous content, without the need for a written amendment, provided that the Bank shall send a copy of any such modification to the Guarantors (which notice may be given by electronic mail). No notice to or demand on the Guarantors will entitle the Guarantors to any other or further notice or demand in the same, similar or other circumstance.
16.Entire Agreement. This Guaranty (including the documents and instruments referred to herein) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, between the Guarantors and the Bank with respect to the subject matter hereof; provided, however, that this Guaranty is in addition to, and not in substitution for, any other guarantees from any Guarantor to the Bank.
17.Successors and Assigns. This Guaranty will be binding upon and inure to the benefit of the Guarantors and the Bank and their respective heirs, executors, administrators, successors and permitted assigns; provided, however, that the Guarantors may not assign this Guaranty in whole or in part without the Bank’s prior written consent and the Bank at any time may assign this Guaranty in whole or in part in connection with any assignment permitted under any Loan Agreement.
18.Interpretation. In this Guaranty, unless the Bank and the Guarantors otherwise agree in writing, the singular includes the plural and the plural the singular; references to statutes are to be construed as including all statutory provisions consolidating, amending or replacing the statute referred to; the word “or” shall be deemed to include “and/or”, the words “including”, “includes” and “include” shall be deemed to be followed by the words “without limitation”; and references to sections or exhibits are to those of this Guaranty. Section headings in this Guaranty are included for convenience of reference only and shall not constitute a part of this Guaranty for any other purpose. If this Guaranty is executed by more than one party as Guarantor, the obligations of such persons or entities will be joint and several.
19.Anti-Corruption Laws and International Trade Laws; Anti-Money Laundering Laws; Certain Definitions.
19.1    Representations and Warranties. Each Guarantor hereby makes the following representations and warranties, which shall be continuing in nature and remain in full force and effect until the Guaranteed Obligations are paid in full:
(i)Each Guarantor, and its directors and officers, and to the knowledge of the Borrower or any Guarantor, any employee or agent acting on behalf of any Guarantor: (a) is not a Sanctioned Person; (b) does not do any business in or with, or derive any of its operating income from direct or indirect investments in or transactions involving, any Sanctioned Jurisdiction or Sanctioned Person; and (c) is not in violation of, and has not, during the past five (5) years, directly or indirectly, taken any act that could cause any Guarantor to be in violation of, applicable International Trade Laws or Anti-Corruption Laws.
(ii)There is no Blocked Property pledged by any Guarantor as Collateral.
19.2    Affirmative Covenants. Each Guarantor agrees that until all Guaranteed Obligations have been paid in full and any commitments of the Bank to the Borrower have been terminated, the Guarantors shall (a) promptly notify the Bank in writing upon the occurrence of a Reportable Compliance Event; (b) promptly provide substitute Collateral to the Bank if, at any time, any Collateral pledged by any Guarantor becomes Blocked Property; and (c) conduct its business in compliance with applicable Anti-Corruption Laws, Anti-Money Laundering Laws and International Trade Laws and maintain in effect policies and procedures reasonably designed to ensure compliance with all applicable Anti-Corruption Laws, Anti-Money Laundering Laws and International Trade Laws by each Guarantor, and its directors and officers, and any employee in connection with the Guaranteed Obligations.
19.3    Negative Covenants. Each Guarantor covenants and agrees that until all Guaranteed Obligations have been paid in full and any commitments of the Bank to the Borrower have been terminated, each Guarantor will not, without the Bank’s prior written consent, (I) do any of the following, nor permit any of its directors or officers or employees acting on behalf of any Guarantor in connection with the Guaranteed Obligations, nor such Guarantor’s subsidiaries to (a) become a Sanctioned Person; (b) directly or indirectly provide, use, or make available the proceeds of any loan or advance from the Bank (i) to fund any activities or business of, with, or for the benefit of any Person that, at the time of such funding or facilitation, is a Sanctioned Person, (ii) to fund or facilitate any activities or business of or in any Sanctioned Jurisdiction, (iii) in any manner that could result in a violation by any Person (including the Bank) of Anti-Corruption Laws, Anti-Money Laundering Laws or International Trade Laws or (iv) in violation of any applicable Law, including, without limitation, any applicable Anti-Corruption Law, Anti-Money Laundering Law or International Trade Law; (c) pay any Guaranteed Obligations with Blocked Property or funds derived from any unlawful activity; or (d) permit any Collateral pledged by any Guarantor to become Blocked Property; nor (II) directly or indirectly provide, use, or make available the proceeds of any loan or advance from the Bank to any subsidiary of a Guarantor that is not party to the loan agreement governing such loan or advance.
19.4    Certain Definitions. As used herein:
“Anti-Corruption Laws” means (a) the U.S. Foreign Corrupt Practices Act of 1977, as amended, (b) the U.K. Bribery Act 2010, as amended, and (c) any other applicable Law relating to anti-bribery or anti-corruption in any jurisdiction in which any Loan Party is located or doing business.
“Anti-Money Laundering Laws” means (a) the Bank Secrecy Act and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT) Act of 2001; (b) the U.K. Proceeds of Crime Act 2002, the Money Laundering Regulations 2017, as amended and the Terrorist Asset-Freezing etc. Act 2010; and (c) any other applicable Law relating to anti-money laundering and countering the financing of terrorism in any jurisdiction in which any Loan Party is located or doing business.
“Blocked Property” means any property (a) owned, directly or indirectly, by a Sanctioned Person; (b) due to or from a Sanctioned Person; (c) in which a Sanctioned Person otherwise holds any interest; (d) located in a Sanctioned Jurisdiction; or (e) that otherwise could cause any violation by the Bank of any applicable International Trade Law if the Bank were to obtain an encumbrance on, lien on, pledge of, or security interest in such property, or provide services in consideration of such property.
“Collateral” means any collateral securing any debt, liabilities, or other obligations of any Loan Party to the Bank.
“Compliance Authority” means (a) the United States government or any agency or political subdivision thereof, including, without limitation, the U.S. Department of State, the U.S. Department of the Treasury and its Office of Foreign Assets Control, and the U.S. Customs and Border Protection agency; (b) the government of Canada or any agency thereof; (c) the European Union or any agency thereof; (d) the government of the United Kingdom or any agency thereof; and (e) the United Nations Security Council.
“Covered Entity” means (a) the Borrower and each of the Borrower’s subsidiaries; (b) each Guarantor and any pledgor of Collateral; and (c) each Person that directly or indirectly controls a Person described in clause (a) or (b) above.

“International Trade Laws” means all Laws relating to economic and financial sanctions, trade embargoes, export controls, customs, and anti-boycott measures.
“Law” means any law(s) (including common law), constitution, statute, treaty, regulation, rule, ordinance, opinion, release, ruling, order, executive order, injunction, writ, decree, bond, judgment, authorization or approval, lien or award, or any settlement arrangement, by agreement, consent or otherwise, of any Official Body, foreign or domestic.
“Loan Parties” means the Borrower and the Guarantors.
“Official Body” means the government of the United States of America or of any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank) and any group or body charged with setting financial accounting or regulatory capital rules or standards (including the Financial Accounting Standards Board, the Bank for International Settlements or the Basel Committee on Banking Supervision or any successor or similar authority to any of the foregoing).
“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Official Body, or other entity.
“Reportable Compliance Event” as used herein means (1) any Covered Entity becomes a Sanctioned Person, or is charged by indictment, criminal complaint, or similar charging instrument, arraigned, custodially detained, penalized or the subject of an assessment for a penalty, by, or enters into a settlement with an Official Body in connection with any Anti-Corruption Law, Anti-Money Laundering Law or International Trade Law, or any predicate crime to any Anti-Corruption Law, Anti-Money Laundering Law or International Trade Law; (2) any Covered Entity engages in a transaction that has caused or would cause the Bank to be in violation of any International Trade Law or Anti-Corruption Law, including a Covered Entity’s use of any proceeds of the Obligations guaranteed hereunder to directly or indirectly fund any activities or business of, with or for the benefit of any Sanctioned Person, or to fund or facilitate any activities or business of or in any Sanctioned Jurisdiction; (3) any Collateral qualifies as Blocked Property, or (4) any Covered Entity otherwise violates, or reasonably believes it will violate, any of the International Trade Law- or Anti-Corruption Law-specific representations and covenants herein.
“Sanctioned Jurisdiction” means, at any time, a country, area, territory, or jurisdiction that is the subject or target of comprehensive U.S. sanctions.
“Sanctioned Person” means any Person (a) located in, organized under the laws of, or ordinarily resident in a Sanctioned Jurisdiction; (b) identified on any sanctions-related list maintained by any Compliance Authority; or (c) owned 50% or more, in the aggregate, directly or indirectly, by or controlled by one or more Persons described in clauses (a) or (b) above.
20.Indemnity. The Guarantors agree to indemnify each of the Bank, each legal entity, if any, who controls, is controlled by or is under common control with the Bank and each of their respective directors, officers and employees (the “Indemnified Parties”), and to defend and hold each Indemnified Party harmless from and against, any and all claims, damages, losses, liabilities and expenses (including all fees and charges of internal or external counsel with whom any Indemnified Party may consult and all expenses of litigation and preparation therefor) which any Indemnified Party may incur or which may be asserted against any Indemnified Party by any person, entity or governmental authority (including any person or entity claiming derivatively on behalf of any Guarantor or the Borrower), in connection with or arising out of or relating to the matters referred to in this Guaranty or the FINRA Loan Documents or the use of any Advance under the FINRA Loan Documents, whether (a) arising from or incurred in connection with any breach of a representation, warranty or covenant by a

Guarantor or the Borrower, or (b) arising out of or resulting from any suit, action, claim, proceeding or governmental investigation, pending or threatened, whether based on statute, regulation or order, or tort, or contract or otherwise, before any court or governmental authority; provided, however, that the foregoing indemnity agreement shall not apply to any claims, damages, losses, liabilities and expenses solely attributable to an Indemnified Party’s gross negligence or willful misconduct as determined by a final judgement of a court of competent jurisdiction. The indemnity agreement contained in this Section shall survive the termination of this Guaranty and the FINRA Loan Documents, the payment of any Advance under the FINRA Loan Documents and assignment of any rights hereunder or thereunder. The Guarantors may participate at their expense in the defense of any such claim.
21.Governing Law and Jurisdiction. This Guaranty has been delivered to and accepted by the Bank and will be deemed to be made in the State of New York. THIS GUARANTY WILL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE BANK AND THE GUARANTORS DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING WITHOUT LIMITATION THE ELECTRONIC TRANSACTIONS ACT (OR EQUIVALENT) IN SUCH STATE (OR, TO THE EXTENT CONTROLLING, THE LAWS OF THE UNITED STATES OF AMERICA, INCLUDING WITHOUT LIMITATION THE ELECTRONIC SIGNATURES IN GLOBAL AND NATIONAL COMMERCE ACT). Each Guarantor hereby irrevocably consents to the exclusive jurisdiction of the courts of the State of New York sitting in New York City in the Borough of Manhattan and of the United States District Court for the Southern District of New York, and any appellate court from any thereof; provided that nothing contained in this Guaranty will prevent the Bank from bringing any action, enforcing any award or judgment or exercising any rights against any Guarantor individually, against any security or against any property of any Guarantor within any other county, state or other foreign or domestic jurisdiction. Each Guarantor and the Bank agrees that the venue provided above is the most convenient forum for both the Bank and the Guarantors. Each Guarantor waives any objection to venue and any objection based on a more convenient forum in any action instituted under this Guaranty.
22.Counterparts; Electronic Signatures and Records. This Guaranty may be signed in any number of counterpart copies and by the parties hereto on separate counterparts, but all such copies shall constitute one and the same instrument. Notwithstanding any other provision herein, each Guarantor agrees that this Guaranty, any amendments thereto and any other information, notice, signature card, agreement or authorization related thereto (each, a “Communication”) may, at the Bank’s option, be in the form of an electronic record. Any Communication may, at the Bank’s option, be signed or executed using electronic signatures. For the avoidance of doubt, the authorization under this section may include, without limitation, use or acceptance by the Bank of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format) for transmission, delivery and/or retention.
23.Amendment and Restatement. This Guaranty amends and restates, and is in substitution for, that certain Guaranty and Suretyship Agreement, dated as of October 29, 2021, made by the Existing Guarantors in favor of the Bank (the “Existing Guaranty”). However, without duplication, this Guaranty shall in no way extinguish, cancel or satisfy the Existing Guarantor’s unconditional obligations under the Existing Guaranty or constitute a novation of the Existing Guaranty. Nothing herein is intended to extinguish, cancel or impair the lien priority or effect of any security agreement, pledge agreement or mortgage (if any) with respect to any Guarantor’s obligations hereunder and under any other document relating hereto.

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24.Waiver of Jury Trial. EACH GUARANTOR IRREVOCABLY WAIVES ANY AND ALL RIGHT SUCH GUARANTOR MAY HAVE TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR CLAIM OF ANY NATURE RELATING TO THIS GUARANTY, ANY DOCUMENTS EXECUTED IN CONNECTION WITH THIS GUARANTY OR ANY TRANSACTION CONTEMPLATED IN ANY OF SUCH DOCUMENTS. EACH GUARANTOR ACKNOWLEDGES THAT THE FOREGOING WAIVER IS KNOWING AND VOLUNTARY.
Each Guarantor acknowledges that it has read and understands all the provisions of this Guaranty, including the waiver of jury trial, and has been advised by counsel as necessary or appropriate.
WITNESS the due execution hereof, as of the date first written above, with the intent to be legally bound hereby.

EVERCORE INC. /s/ Timothy LaLonde Print Name: Timothy LaLonde Title: CFO
EVERCORE LP /s/ Timothy LaLonde Print Name: Timothy LaLonde Title: CFO
EVERCORE GROUP HOLDINGS L.P. /s/ Timothy LaLonde Print Name: Timothy LaLonde Title: CFO